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Exhibit 23.1

[CARPENTER & COMPANY LETTERHEAD]

August 12, 2003

Heritage Oaks Bancorp
545 12th Street
Paso Robles, CA 93446

Gentlemen:

        We hereby consent to the inclusion of the Fairness Opinion of Carpenter & Company in the Form S-4 Registration Statement of Heritage Oaks Bancorp in connection with the acquisition of Hacienda Bank.

Sincerely,
/s/ CURT A. CHRISTIANSSEN Curt A. Christianssen Executive Vice President

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  Exhibit 23.1